EXHIBIT 10.1

SIXTH AMENDMENT TO LOAN AGREEMENT

This Sixth Amendment to Loan Agreement is effective as of the 30th day of December, 2015, between American Bank, N.A. (“Lender”), and TOR Minerals International, Inc., (“Borrower”) and amends that prior Loan Agreement between the parties dated December 30, 2010 (the “Agreement”), as previously amended on February 15, 2012, May 15, 2013, January 1, 2014, August 1, 2014, and May 15, 2015.

Whereas, Borrower has paid in full the term loan owing to Lender and no longer has regularly-scheduled principal and interest payments owing under its debt service obligations;

Now, Therefore, Lender agrees to replace the cash flow coverage ratio requirement comparing cash flow to debt service obligations with a new financial covenant designed to monitor Borrower’s cash-flow and net earnings on a regular basis.

In Article Five, Section 5.03 is amended to revise subsection “a” to hereafter read as follows:

  Net Earnings Requirement.  Borrower will maintain positive net earnings before taxes, interest, depreciation, amortization and all other non-cash charges (including but not limited to inventory write-downs) on a rolling four-quarter basis.

Except as amended hereby, all other provisions of the Loan Agreement, as previously amended, shall remain in full force and effect and are hereby ratified and confirmed.

EXECUTED in multiple originals the date first set forth above.

THIS WRITTEN LOAN AGREEMENT AND THE PROMISSORY NOTES, SECURITY AGREEMENTS, GUARANTY AGREEMENTS AND OTHER LOAN DOCUMENTS EXECUTED BY THE PARTIES REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

BORROWER:		LENDER:
TOR MINERALS INTERNATIONAL, INC.		AMERICAN BANK, N.A.

By:	BARBARA RUSSELL	By:	PHILLIP J. RITLEY
	Barbara Russell Chief Financial Officer		Phillip J. Ritley Senior Lending Officer

	December 30, 2015		December 30, 2015
	Date		Date